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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-11235 of DBT Online, Inc. on Form S-8 of our report dated March 26, 1997, appearing in this Annual Report on Form 10-K of DBT Online, Inc. for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP


Fort Lauderdale, Florida
March 26, 1997